UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

KKR Financial Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33437	11-3801844
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

555 California Street, 50th Floor
San Francisco, California		94104
(Address of principal executive offices)		(Zip Code)

415-315-3620

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2008, KKR Financial Holdings LLC (the “Company”) issued a press release announcing that the Company’s Board of Directors has appointed William C. Sonneborn as the Company’s new Chief Executive Officer and a member of the Board of Directors, effective on such date. Mr. Sonneborn will succeed Saturnino S. Fanlo, who resigned from his positions as Chief Executive Officer and a member of the Board of Directors effective on such date.  Also effective on such date, David A. Netjes resigned from his position as Chief Operating Officer of the Company, with Michael McFerran assuming the position of interim Chief Operating Officer.

Mr. Sonneborn, who has been affiliated with Kohlberg Kravis Roberts & Co. (“KKR”) since September 2008, will head KKR Asset Management, a division that includes the Company’s manager, KKR Financial Advisors LLC.  Prior to joining KKR, Mr. Sonneborn was President and Chief Operating Officer of The TCW Group, Inc., a leading investment management firm with over $130 billion in assets.

Mr. McFerran has been affiliated with the Company’s manager, KKR Financial Advisors LLC, since 2005.  Prior thereto, Mr. McFerran held positions as Vice President of Securitizations at American Express, Vice President of Technical Accounting at XL Capital Ltd. and Senior Manager at Ernst & Young LLP.

A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference in its entirety.

ITEM 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press Release, dated December 15, 2008, announcing the appointment of William C. Sonneborn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KKR Financial Holdings LLC (Registrant)

Date: December 15, 2008		/s/ JEFFREY B. VAN HORN
	By:	Jeffrey B. Van Horn
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 15, 2008, announcing the appointment of William C. Sonneborn.